Exhibit 99.1

News Release
Contact: Ken Dennard / Natalie Hairston Dennard Lascar Investor Relations (713) 529-6600 TCBX@dennardlascar.com

FOR IMMEDIATE RELEASE

Third Coast Bancshares, Inc. Reports

2026 Second Quarter Financial Results

Second Quarter Delivers Record EPS, Improved Margin Performance, and Double-Digit Increase in Net Interest Income

HOUSTON, July 22, 2026 – Third Coast Bancshares, Inc. (NYSE and NYSE Texas: TCBX) (the “Company,” “Third Coast,” “we,” “us,” or “our”), the bank holding company for Third Coast Bank (the “Bank”), today reported its 2026 second quarter financial results.

2026 Second Quarter Financial Highlights

•
Return on average assets of 1.34% annualized for the second quarter of 2026 compared to 1.08% annualized for the first quarter of 2026 and 1.38% annualized for the second quarter of 2025.
•
Net interest margin of 3.83% for the second quarter of 2026 compared to 3.67% for the first quarter of 2026 and 4.22% for the second quarter of 2025.
•
Net income for the second quarter of 2026 totaled $22.0 million, or $1.25 and $1.08 per basic and diluted share, respectively, compared to $16.4 million, or $1.03 and $0.88 per basic and diluted share, respectively, for the first quarter of 2026 and $16.7 million, or $1.12 and $0.96 per basic and diluted share, respectively, for the second quarter of 2025.
•
Efficiency ratio of 56.51% for the second quarter of 2026 compared to 66.06% for the first quarter of 2026 and 55.45% for the second quarter of 2025.
•
Gross loans grew to $5.44 billion as of June 30, 2026, from $5.25 billion reported as of March 31, 2026.
•
Book value per common share and tangible book value per common share(1) increased to $36.34 and increased to $33.08, respectively, as of June 30, 2026, compared to $35.28 and $31.97, respectively, as of March 31, 2026 and $31.04 and $29.69, respectively, as of June 30, 2025.
•
Effective June 25, 2026, the Company sold substantially all of the assets of Third Coast Commercial Capital, Inc., recognizing a gain of $3.5 million and entering into a structured ongoing revenue sharing arrangement.

“Our second quarter results reflect continued execution across our core strategy, with record diluted earnings per share, a double-digit increase in net interest income, disciplined expense management and solid credit performance,” said Bart Caraway, Founder, Chairman, President and CEO of Third Coast. “We remain focused on attracting top talent, growing high-quality loans and deposits, and sustaining this momentum through the second half of the year."

____________________________

(1) Non-GAAP financial measure. Please refer to the table titled “GAAP Reconciliation and Management's Explanation of Non-GAAP Financial Measures” at the end of this news release for a reconciliation of these non-GAAP financial measures.

Operating Results

Net Income and Earnings Per Common Share

Net income totaled $22.0 million for the second quarter of 2026, compared to $16.4 million for the first quarter of 2026 and $16.7 million for the second quarter of 2025. Net income available to common shareholders totaled $20.8 million for the second quarter of 2026, compared to $15.2 million for the first quarter of 2026 and $15.6 million for the second quarter of 2025. The quarter-over-quarter increase from the first quarter of 2026 was primarily due to an increase in net interest income and the gain on sale of factored receivables. Dividends on our Series A Convertible Non-Cumulative Preferred Stock (“Series A Preferred Stock”) totaled $1.2 million for each of the quarters ended June 30, 2026, March 31, 2026 and June 30, 2025.

Basic and diluted earnings per common share were $1.25 per share and $1.08 per share, respectively, in the second quarter of 2026, compared to $1.03 per share and $0.88 per share, respectively, in the first quarter of 2026 and $1.12 per share and $0.96 per share, respectively, in the second quarter of 2025.

Net Interest Margin and Net Interest Income

The net interest margin for the second quarter of 2026 was 3.83%, compared to 3.67% for the first quarter of 2026 and 4.22% for the second quarter of 2025. The yield on loans for the second quarter of 2026 was 7.06%, compared to 7.01% for the first quarter of 2026 and 7.95% for the second quarter of 2025. The cost of interest-bearing deposits for the second quarter of 2026 was 3.41%, compared to 3.53% for the first quarter of 2026 and 4.00% for the second quarter of 2025.

Net interest income totaled $60.3 million for the second quarter of 2026, an increase of 12.4% from $53.6 million for the first quarter of 2026 and an increase of 22.1% from $49.4 million for the second quarter of 2025. Interest income totaled $106.0 million for the second quarter of 2026, an increase of 8.8% from $97.4 million for the first quarter of 2026 and an increase of 19.5% from $88.7 million for the second quarter of 2025. The quarter-over-quarter increase from the first quarter of 2026 in interest income primarily resulted from an increase in loans. Interest expense was $45.7 million for the second quarter of 2026, an increase of $2.0 million, or 4.5%, from $43.7 million for the first quarter of 2026 and an increase of $6.4 million, or 16.4%, from $39.3 million for the second quarter of 2025, primarily resulting from an increase in interest-bearing demand deposits slightly offset by a reduction in rates paid on interest-bearing demand deposits.

Noninterest Income and Noninterest Expense

Noninterest income totaled $7.7 million for the second quarter of 2026, compared to $4.0 million for the first quarter of 2026 and $2.7 million for the second quarter of 2025. The quarter-over-quarter increase from the first quarter of 2026 in noninterest income was primarily due to the gain on sale of factored receivables during the second quarter of 2026.

Noninterest expense remained flat at $38.4 million for the second quarter of 2026, compared to $38.1 million for the first quarter of 2026 and $28.8 million for the second quarter of 2025. At June 30, 2026, the number of employees decreased to 504, compared to 514 at March 31, 2026.

The efficiency ratio was 56.51% for the second quarter of 2026, compared to 66.06% for the first quarter of 2026 and 55.45% for the second quarter of 2025.

Balance Sheet Highlights

Loan Portfolio and Composition

For the quarter ended June 30, 2026, gross loans increased to $5.44 billion, an increase of $185.0 million, or 3.5%, from $5.25 billion as of March 31, 2026, and an increase of $1.36 billion, or 33.3%, from $4.08 billion as of June 30, 2025. Commercial and industrial loans accounted for the majority of the loan growth for the second quarter of 2026, with commercial and industrial loans increasing $186.7 million from the first quarter of 2026.

Asset Quality

Nonperforming loans at June 30, 2026 were $30.0 million, compared to $35.6 million at March 31, 2026 and $20.1 million at June 30, 2025. The decrease in nonperforming loans during the second quarter of 2026 was primarily due to the transfer of a $17.1 million loan to other real estate owned, offset by the placement on nonaccrual of three relationships totaling $10.1 million and an increase of $2.1 million in loans over 90 days past due and still accruing. As of June 30, 2026, the nonperforming loans to total loans ratio was 0.55%, compared to 0.68% as of March 31, 2026 and 0.49% as of June 30, 2025.

The provision for credit loss recorded for the second quarter of 2026 was $2.1 million, and the allowance for credit losses of $53.6 million represented 0.99% of the $5.44 billion in gross loans outstanding as of June 30, 2026. The provision for credit loss recorded for the first quarter of 2026 was $580,000, and the allowance for credit losses of $51.5 million represented 0.98% of the $5.25 billion in gross loans outstanding as of March 31, 2026.

The Company recorded net recoveries of $150,000 and net charge-offs of $2.4 million for the three months ended June 30, 2026 and June 30, 2025, respectively.

Deposits and Composition

Deposits totaled $5.86 billion as of June 30, 2026, an increase of 2.5% from $5.72 billion as of March 31, 2026, and an increase of 36.8% from $4.28 billion as of June 30, 2025. Noninterest-bearing demand deposits increased from $577.2 million as of March 31, 2026, to $642.7 million as of June 30, 2026 and represented 11.0% and 10.1% of total deposits as of June 30, 2026 and March 31, 2026, respectively. As of June 30, 2026, interest-bearing demand deposits increased $44.2 million, or 1.0%, time deposits increased $28.1 million, or 3.4%, and savings accounts increased $2.5 million, or 9.9%, respectively, from March 31, 2026.

The average cost of deposits was 3.05% for the second quarter of 2026, representing a 12-basis point decrease from the first quarter of 2026 and a 54-basis point decrease from the second quarter of 2025. The decreases were primarily due to the reduction in rates paid on interest-bearing demand deposits.

Earnings Conference Call

Third Coast has scheduled a conference call to discuss its 2026 second quarter results, which will be broadcast live over the Internet, on Thursday, July 23, 2026, at 11:00 a.m. Eastern Time / 10:00 a.m. Central Time. To participate in the call, dial 201-389-0869 and ask for the Third Coast Bancshares, Inc. call at least 10 minutes prior to the start time, or access it live over the Internet at https://ir.thirdcoast.bank/events-and-presentations/events/. For those who cannot listen to the live call, a replay will be available through July 30, 2026, and may be accessed by dialing 201-612-7415 and using passcode 13757904#. Also, an archive of the webcast will be available shortly after the call at https://ir.thirdcoast.bank/events-and-presentations/events/ for 90 days.

About Third Coast Bancshares, Inc.

Third Coast Bancshares, Inc. is a commercially focused, Texas-based bank holding company operating primarily in the Greater Houston, Dallas-Fort Worth, and Austin-San Antonio markets through its wholly owned subsidiary, Third Coast Bank. Founded in 2008 in Humble, Texas, Third Coast Bank conducts banking operations through 21 branches encompassing the four largest metropolitan areas in Texas. Please visit https://www.thirdcoast.bank for more information.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties and are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as

“may,” “should,” “could,” “predict,” “potential,” “believe,” “looking ahead,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. There are or will be important factors that could cause our actual results to differ materially from those indicated in these forward-looking statements, including, but not limited to, the following: interest rate risk and fluctuations in interest rates; market conditions and economic trends generally and in the banking industry; our ability to maintain important deposit relationships; our ability to grow or maintain our deposit base; our ability to implement our expansion strategy; our ability to pay dividends on our Series A Preferred Stock; credit risk associated with our business; economic conditions affecting the real estate market; prepayment risks associated with commercial real estate loans; liquidity risks in the securitization market; operational risks related to the administration of securitized assets; changes in key management personnel; the risk that the benefits from the transaction between Third Coast and Keystone Bancshares, Inc. (“Keystone”) may not be fully realized or may take longer to realize than expected, including as a result of changes in, or problems arising from, general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which Third Coast and Keystone operate; the risk that the integration of each party’s operations will be materially delayed or will be more costly or difficult than expected or that the parties are otherwise unable to successfully integrate each party’s businesses into the other’s businesses; the possibility that the completion of the transaction may be more expensive than anticipated, including as a result of unexpected factors or events; reputational risk and potential adverse reactions of Third Coast’s or Keystone’s customers, suppliers, employees or other business partners, including those resulting from the completion of the transaction; the dilution caused by Third Coast’s issuance of additional shares of its common stock in connection with the transaction; and other factors that may affect future results of Third Coast and Keystone including changes in asset quality and credit risk, the inability to sustain revenue and earnings growth, changes in interest rates and capital markets, inflation, customer borrowing, repayment, investment and deposit practices, the impact, extent and timing of technological changes, capital management activities and other actions of the Board of Governors of the Federal Reserve System and legislative and regulatory actions and reforms. For a discussion of additional factors that could cause our actual results to differ materially from those described in the forward-looking statements, please see the risk factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the U.S. Securities and Exchange Commission (the “SEC”), and our other filings with the SEC.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included in this press release. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New factors emerge from time to time, and it is not possible for us to predict which will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures, including Tangible Common Equity, Tangible Book Value Per Common Share, Tangible Common Equity to Tangible Assets and Return on Average Tangible Common Equity, which are supplemental measures that are not required by, or are not presented in accordance with GAAP. Please refer to the table titled “GAAP Reconciliation and Management’s Explanation of Non-GAAP Financial Measures” at the end of this press release for a reconciliation of these non-GAAP financial measures.

Third Coast Bancshares, Inc. and Subsidiary

Financial Highlights

(unaudited)

	2026		2025
(Dollars in thousands)	June 30	March 31	December 31	September 30	June 30

ASSETS
Cash and cash equivalents:
Cash and due from banks	$404,165	$425,174	$175,202	$116,383	$113,141
Federal funds sold	6,732	6,133	6,027	6,629	5,815
Total cash and cash equivalents	410,897	431,307	181,229	123,012	118,956

Interest bearing time deposits in other banks	273	270	267	265	262
Investment securities available-for-sale	405,251	435,846	383,192	376,719	355,753
Investment securities held to maturity	191,952	191,980	192,008	206,037	206,065
Loans held for investment	5,436,414	5,251,458	4,394,751	4,165,116	4,079,736
Less: allowance for credit losses	(53,591)	(51,455)	(43,949)	(42,563)	(40,035)
Loans held for investment, net	5,382,823	5,200,003	4,350,802	4,122,553	4,039,701
Accrued interest receivable	30,306	31,385	29,236	29,537	27,736
Premises and equipment, net	40,178	40,558	24,789	24,718	24,908
Other real estate owned	27,321	8,388	8,388	8,388	8,580
Bank-owned life insurance	77,856	77,107	76,357	75,547	74,761
Non-marketable securities, at cost	23,538	21,759	16,424	26,157	18,761
Deferred tax asset, net	23,843	7,493	6,450	6,989	8,646
Derivative assets	2,594	2,350	2,544	2,803	3,059
Right-of-use assets - operating leases	16,953	17,615	17,066	17,677	18,769
Core deposit intangibles, net	8,081	8,516	646	686	727
Goodwill	46,079	46,367	18,034	18,034	18,034
Other assets	47,556	61,129	33,327	22,686	19,053
Total assets	$6,735,501	$6,582,073	$5,340,759	$5,061,808	$4,943,771

LIABILITIES
Deposits:
Noninterest bearing	$642,748	$577,217	$495,000	$450,013	$440,964
Interest bearing	5,212,718	5,137,860	4,131,888	3,922,728	3,839,905
Total deposits	5,855,466	5,715,077	4,626,888	4,372,741	4,280,869

Accrued interest payable	5,872	7,205	5,957	7,153	6,691
Derivative liabilities	4,289	3,517	3,142	3,521	3,779
Lease liability - operating leases	18,011	18,676	18,130	18,735	19,835
Other liabilities	39,647	48,177	36,775	32,040	24,745
Line of credit - Senior Debt	60,375	57,875	37,875	32,875	30,875
Note payable - Subordinated Debentures, net	81,068	81,016	80,965	80,913	80,862
Total liabilities	6,064,728	5,931,543	4,809,732	4,547,978	4,447,656

SHAREHOLDERS' EQUITY
Series A Convertible Non-Cumulative Preferred Stock	69	69	69	69	69
Series B Convertible Perpetual Preferred Stock	-	-	-	-	-
Common stock	16,718	16,641	13,970	13,958	13,930
Common stock - non-voting	-	-	-	-	-
Additional paid-in capital	429,931	428,815	323,929	323,491	322,972
Retained earnings	219,238	198,435	183,238	166,537	149,677
Accumulated other comprehensive income	5,916	7,669	10,920	10,874	10,566
Treasury stock, at cost	(1,099)	(1,099)	(1,099)	(1,099)	(1,099)
Total shareholders' equity	670,773	650,530	531,027	513,830	496,115
Total liabilities and shareholders' equity	$6,735,501	$6,582,073	$5,340,759	$5,061,808	$4,943,771

Third Coast Bancshares, Inc. and Subsidiary

Financial Highlights

(unaudited)

	Three Months Ended					Six Months Ended
	2026		2025			2026	2025
(Dollars in thousands, except per share data)	June 30	March 31	December 31	September 30	June 30	June 30	June 30

INTEREST INCOME:
Loans, including fees	$94,584	$85,893	$81,368	$82,054	$79,706	$180,477	$152,793
Investment securities available-for-sale	6,482	6,107	6,464	6,289	5,505	12,589	11,198
Investment securities held-to-maturity	2,549	2,398	2,681	2,882	1,607	4,947	1,607
Federal funds sold and other	2,374	2,988	1,586	1,278	1,844	5,362	3,830
Total interest income	105,989	97,386	92,099	92,503	88,662	203,375	169,428

INTEREST EXPENSE:
Deposit accounts	43,384	41,484	37,530	39,030	37,535	84,868	73,761
FHLB advances and other borrowings	2,329	2,257	2,372	2,624	1,753	4,586	3,496
Total interest expense	45,713	43,741	39,902	41,654	39,288	89,454	77,257

Net interest income	60,276	53,645	52,197	50,849	49,374	113,921	92,171

Provision for credit losses	2,069	580	2,245	2,763	2,130	2,649	2,580

Net interest income after credit loss expense	58,207	53,065	49,952	48,086	47,244	111,272	89,591

NONINTEREST INCOME:
Service charges and fees	3,174	3,175	3,518	2,839	2,125	6,349	4,402
Earnings on bank-owned life insurance	748	750	811	786	743	1,498	1,420
Loss on sale of investment securities available-for-sale	(93)	(11)	(272)	-	(110)	(104)	(338)
Gain on sale of factored receivables	3,463	-	-	-	-	3,463	-
Gain on sale of SBA loans	-	-	-	-	44	-	74
Other	425	119	204	10	(152)	544	199
Total noninterest income	7,717	4,033	4,261	3,635	2,650	11,750	5,757

NONINTEREST EXPENSE:
Salaries and employee benefits	24,804	24,808	21,109	19,560	18,179	49,612	36,520
Occupancy and equipment expense	3,259	3,349	2,845	2,861	2,783	6,608	5,617
Legal and professional	2,271	3,221	2,850	1,254	1,927	5,492	3,358
Data processing and network expense	1,595	1,414	1,087	1,203	1,162	3,009	2,282
Regulatory assessments	1,331	1,210	1,172	1,152	1,203	2,541	2,509
Advertising and marketing	737	639	733	499	503	1,376	912
Software purchases and maintenance	1,421	1,419	1,067	1,094	1,149	2,840	2,408
Loan operations and other real estate owned expense	656	537	397	29	439	1,193	708
Telephone and communications	158	144	126	134	115	302	290
Other	2,192	1,362	1,305	1,106	1,386	3,554	2,350
Total noninterest expense	38,424	38,103	32,691	28,892	28,846	76,527	56,954

NET INCOME BEFORE INCOME TAX EXPENSE	27,500	18,995	21,522	22,829	21,048	46,495	38,394

Income tax expense	5,513	2,627	3,624	4,772	4,301	8,140	8,058

NET INCOME	21,987	16,368	17,898	18,057	16,747	38,355	30,336

Preferred stock dividends declared	1,184	1,171	1,197	1,197	1,185	2,355	2,356

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$20,803	$15,197	$16,701	$16,860	$15,562	$36,000	$27,980

EARNINGS PER COMMON SHARE:
Basic earnings per share	$1.25	$1.03	$1.21	$1.22	$1.12	$2.29	$2.03
Diluted earnings per share	$1.08	$0.88	$1.02	$1.03	$0.96	$1.97	$1.74

Third Coast Bancshares, Inc. and Subsidiary

Financial Highlights

(unaudited)

	Three Months Ended					Six Months Ended
	2026		2025			2026	2025
(Dollars in thousands, except share and per share data)	June 30	March 31	December 31	September 30	June 30	June 30	June 30

Earnings per common share, basic	$1.25	$1.03	$1.21	$1.22	$1.12	$2.29	$2.03
Earnings per common share, diluted	$1.08	$0.88	$1.02	$1.03	$0.96	$1.97	$1.74
Dividends on common stock	$-	$-	$-	$-	$-	$-	$-
Dividends on Series A Convertible Non-Cumulative Preferred Stock	$17.06	$16.88	$17.25	$17.25	$17.06	$33.94	$33.94

Return on average assets (A)	1.34%	1.08%	1.36%	1.41%	1.38%	1.21%	1.28%
Return on average common equity (A)	13.96%	11.29%	14.42%	15.14%	14.70%	12.69%	13.59%
Return on average tangible common equity (A) (B)	15.36%	12.23%	15.03%	15.81%	15.38%	13.86%	14.23%
Net interest margin (A) (C)	3.83%	3.67%	4.10%	4.10%	4.22%	3.75%	4.02%
Efficiency ratio (D)	56.51%	66.06%	57.90%	53.03%	55.45%	60.89%	58.16%

Capital Ratios
Third Coast Bancshares, Inc. (consolidated):
Total common equity to total assets	8.98%	8.88%	8.70%	8.84%	8.70%	8.98%	8.70%
Tangible common equity to tangible assets (B)	8.24%	8.11%	8.38%	8.51%	8.35%	8.24%	8.35%
Estimated Common equity tier 1 (to risk weighted assets)	8.82%	8.84%	8.65%	8.85%	8.75%	8.82%	8.75%
Estimated Tier 1 capital (to risk weighted assets)	9.89%	9.96%	9.97%	10.25%	10.20%	9.89%	10.20%
Estimated Total capital (to risk weighted assets)	12.01%	12.13%	12.48%	12.90%	12.87%	12.01%	12.87%
Estimated Tier 1 capital (to average assets)	9.35%	9.65%	9.65%	9.55%	9.65%	9.35%	9.65%

Third Coast Bank:
Estimated Common equity tier 1 (to risk weighted assets)	12.10%	12.23%	12.23%	12.59%	12.56%	12.10%	12.56%
Estimated Tier 1 capital (to risk weighted assets)	12.10%	12.23%	12.23%	12.59%	12.56%	12.10%	12.56%
Estimated Total capital (to risk weighted assets)	12.91%	13.02%	13.14%	13.53%	13.46%	12.91%	13.46%
Estimated Tier 1 capital (to average assets)	11.44%	11.84%	11.84%	11.75%	11.89%	11.44%	11.89%

Other Data
Weighted average common shares:
Basic	16,591,144	14,814,661	13,889,497	13,860,149	13,836,830	15,707,810	13,807,079
Diluted	20,334,205	18,560,056	17,552,204	17,524,288	17,391,128	19,452,038	17,416,142
Period end common shares outstanding	16,639,127	16,562,268	13,891,055	13,879,099	13,851,581	16,639,127	13,851,581
Book value per common share	$36.34	$35.28	$33.47	$32.25	$31.04	$36.34	$31.04
Tangible book value per common share (B)	$33.08	$31.97	$32.12	$30.91	$29.69	$33.08	$29.69

___________

(A) Interim periods annualized.

(B) Refer to the calculation of these non-GAAP financial measures and a reconciliation to their most directly comparable GAAP financial measures at the end of this news release.

(C) Net interest margin represents net interest income divided by average interest-earning assets.

(D) Represents total noninterest expense divided by the sum of net interest income plus noninterest income. Taxes and provision for credit losses are not part of this calculation.

Third Coast Bancshares, Inc. and Subsidiary

Financial Highlights

(unaudited)

	Three Months Ended
	June 30, 2026			March 31, 2026			June 30, 2025
(Dollars in thousands)	Average Outstanding Balance	Interest Earned/ Paid(3)	Average Yield/ Rate(4)	Average Outstanding Balance	Interest Earned/ Paid(3)	Average Yield/ Rate(4)	Average Outstanding Balance	Interest Earned/ Paid(3)	Average Yield/ Rate(4)

Assets
Interest-earnings assets:
Loans, gross	$5,371,846	$94,584	7.06%	$4,972,780	$85,893	7.01%	$4,020,771	$79,706	7.95%
Investment securities available-for-sale	432,863	6,482	6.01%	402,372	6,107	6.16%	382,439	5,505	5.77%
Investment securities held-to-maturity	191,970	2,549	5.33%	191,998	2,398	5.07%	117,407	1,607	5.49%
Federal funds sold and other interest- earning assets	315,434	2,374	3.02%	364,681	2,988	3.32%	169,943	1,844	4.35%
Total interest-earning assets	6,312,113	105,989	6.73%	5,931,831	97,386	6.66%	4,690,560	88,662	7.58%
Less: allowance for credit losses	(52,533)			(48,822)			(40,631)
Total interest-earning assets, net of allowance	6,259,580			5,883,009			4,649,929
Noninterest-earning assets	330,121			270,433			210,170
Total assets	$6,589,701			$6,153,442			$4,860,099

Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing deposits	$5,108,166	$43,384	3.41%	$4,761,641	$41,484	3.53%	$3,766,801	$37,535	4.00%
Note payable and line of credit	139,733	2,091	6.00%	130,737	1,944	6.03%	111,712	1,719	6.17%
FHLB advances	24,719	238	3.86%	40,155	313	3.16%	2,916	34	4.68%
Total interest-bearing liabilities	5,272,618	45,713	3.48%	4,932,533	43,741	3.60%	3,881,429	39,288	4.06%
Noninterest-bearing deposits	599,000			549,111			431,144
Other liabilities	54,236			59,628			56,785
Total liabilities	5,925,854			5,541,272			4,369,358
Shareholders’ equity	663,847			612,170			490,741
Total liabilities and shareholders’ equity	$6,589,701			$6,153,442			$4,860,099
Net interest income		$60,276			$53,645			$49,374
Net interest spread (1)			3.25%			3.06%			3.52%
Net interest margin (2)			3.83%			3.67%			4.22%

___________

(1) Net interest spread is the average yield on interest earning assets minus the average rate on interest-bearing liabilities.

(2) Net interest margin represents net interest income divided by average interest-earning assets.

(3) Interest earned/paid includes accretion of deferred loan fees, premiums and discounts.

(4) Annualized.

Third Coast Bancshares, Inc. and Subsidiary

Financial Highlights

(unaudited)

	Six Months Ended
	June 30, 2026			June 30, 2025
(Dollars in thousands)	Average Outstanding Balance	Interest Earned/ Paid(3)	Average Yield/ Rate(4)	Average Outstanding Balance	Interest Earned/ Paid(3)	Average Yield/ Rate(4)

Assets
Interest-earnings assets:
Loans, gross	$5,173,415	$180,477	7.03%	$4,000,428	$152,793	7.70%
Investment securities available-for-sale	417,702	12,589	6.08%	390,233	11,198	5.79%
Investment securities held-to-maturity	191,984	4,947	5.20%	59,028	1,607	5.49%
Federal funds sold and other interest-earning assets	339,200	5,362	3.19%	178,372	3,830	4.33%
Total interest-earning assets	6,122,301	203,375	6.70%	4,628,061	169,428	7.38%
Less: allowance for credit losses	(50,688)			(40,613)
Total interest-earning assets, net of allowance	6,071,613			4,587,448
Noninterest-earning assets	301,164			204,378
Total assets	$6,372,777			$4,791,826

Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing deposits	$4,935,861	$84,868	3.47%	$3,709,721	$73,761	4.01%
Note payable and line of credit	135,260	4,036	6.02%	111,687	3,432	6.20%
FHLB advances and other	32,394	550	3.42%	2,735	64	4.72%
Total interest-bearing liabilities	5,103,515	89,454	3.53%	3,824,143	77,257	4.07%
Noninterest-bearing deposits	574,193			427,482
Other liabilities	56,924			58,758
Total liabilities	5,734,632			4,310,383
Shareholders’ equity	638,145			481,443
Total liabilities and shareholders’ equity	$6,372,777			$4,791,826
Net interest income		$113,921			$92,171
Net interest spread (1)			3.17%			3.31%
Net interest margin (2)			3.75%			4.02%

___________

(1) Net interest spread is the average yield on interest earning assets minus the average rate on interest-bearing liabilities.

(2) Net interest margin represents net interest income divided by average interest-earning assets.

(3) Interest earned/paid includes accretion of deferred loan fees, premiums and discounts.

(4) Annualized.

Third Coast Bancshares, Inc. and Subsidiary

Financial Highlights

(unaudited)

	Three Months Ended
	2026		2025
(Dollars in thousands)	June 30	March 31	December 31	September 30	June 30

Period-end Loan Portfolio:
Real estate loans:
Commercial real estate:
Non-farm non-residential owner occupied	$583,989	$572,037	$434,715	$408,996	$423,959
Non-farm non-residential non-owner occupied	932,147	929,598	710,401	687,924	666,840
Residential	530,189	543,804	333,419	334,583	323,898
Construction, development & other	887,805	894,767	823,353	826,566	784,364
Farmland	32,898	32,379	26,485	25,549	28,013
Commercial & industrial	2,369,582	2,182,864	1,906,616	1,772,045	1,724,583
Consumer	1,871	2,265	1,576	1,291	1,206
Municipal and other	97,933	93,744	158,186	108,162	126,873
Total loans	$5,436,414	$5,251,458	$4,394,751	$4,165,116	$4,079,736

Asset Quality:
Nonaccrual loans	$21,557	$29,222	$10,120	$10,723	$13,358
Loans > 90 days and still accruing	8,464	6,396	11,360	11,016	6,755
Total nonperforming loans	30,021	35,618	21,480	21,739	20,113
Other real estate owned	27,321	8,388	8,388	8,388	8,580
Total nonperforming assets	$57,342	$44,006	$29,868	$30,127	$28,693

QTD Net (recoveries) charge-offs	$(150)	$(5)	$844	$(17)	$2,376

Nonaccrual loans:
Real estate loans:
Commercial real estate:
Non-farm non-residential owner occupied	$3,320	$618	$1,235	$1,237	$2,191
Non-farm non-residential non-owner occupied	5,584	17,140	99	111	111
Residential	198	374	387	214	637
Construction, development & other	-	603	-	6	344
Commercial & industrial	12,455	10,487	8,399	9,155	10,075
Total nonaccrual loans	$21,557	$29,222	$10,120	$10,723	$13,358

Asset Quality Ratios:
Nonperforming assets to total assets	0.85%	0.67%	0.56%	0.60%	0.58%
Nonperforming loans to total loans	0.55%	0.68%	0.49%	0.52%	0.49%
Allowance for credit losses to total loans	0.99%	0.98%	1.00%	1.02%	0.98%
QTD Net (recoveries) charge-offs to average loans (annualized)	(0.01%)	(0.00%)	0.08%	(0.00%)	0.24%

Third Coast Bancshares, Inc. and Subsidiary

GAAP Reconciliation and Management's Explanation of Non-GAAP Financial Measures

(unaudited)

Our accounting and reporting policies conform to GAAP (generally accepted accounting principles) and the prevailing practices in the banking industry. However, we also evaluate our performance based on certain additional financial measures discussed in this earnings release as being non-GAAP financial measures. Specifically, we review Tangible Common Equity, Tangible Book Value Per Common Share, Tangible Common Equity to Tangible Assets, and Return on Average Tangible Common Equity for internal planning and forecasting purposes. We classify a financial measure as a non-GAAP financial measure if that financial measure excludes or includes amounts, or is subject to adjustments that have the effect of excluding or including amounts, that are not included or excluded, as the case may be, in the most directly comparable measure calculated and presented in accordance with GAAP as in effect from time to time in the United States in our statements of income, balance sheets or statements of cash flows. Non-GAAP financial measures do not include operating and other statistical measures or ratios, or statistical measures calculated using exclusively financial measures calculated in accordance with GAAP.

The non-GAAP financial measures that we discuss in this earnings release should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which we calculate the non-GAAP financial measures that we discuss in this earnings release may differ from that of other companies reporting measures with similar names. It is important to understand how other banking organizations calculate their financial measures with names similar to the non-GAAP financial measures we have discussed in this earnings release when comparing such non-GAAP financial measures.

Management believes the following non-GAAP financial measures assist investors in understanding the financial condition of the company:

•
Tangible Common Equity. The most directly comparable GAAP financial measure for tangible common equity is total shareholders’ equity. We believe that this measure is important to many investors in the marketplace who are interested in the relative changes from period to period of tangible common equity.
•
Tangible Book Value Per Common Share. The most directly comparable GAAP financial measure for tangible book value per common share is book value per common share. We believe that the tangible book value per common share measure is important to many investors in the marketplace who are interested in changes from period to period in book value per common share exclusive of changes in intangible assets. Goodwill and other intangible assets have the effect of increasing total book value while not increasing our tangible book value.
•
Tangible Common Equity to Tangible Assets. The most directly comparable GAAP financial measure for tangible common equity is total shareholders’ equity, the most directly comparable GAAP financial measure for tangible assets is total assets, and the most directly comparable GAAP financial measure for tangible common equity to tangible assets is total shareholders’ equity to total assets. We believe that this measure is important to many investors in the marketplace who are interested in the relative changes from period to period of tangible common equity to tangible assets, each exclusive of changes in intangible assets. Goodwill and other intangible assets have the effect of increasing both total shareholders’ equity and assets while not increasing our tangible common equity or tangible assets.
•
Return on Average Tangible Common Equity. The most directly comparable GAAP financial measure for average tangible common equity is average shareholders' equity, and the most directly comparable GAAP financial measure for return on average tangible common equity is return on average common equity. We believe that this measure is important to many investors in the marketplace who are interested in the relative changes from period to period of return on average tangible common equity, exclusive of changes in intangible assets. Goodwill and other intangible assets have the effect of increasing average shareholders’ equity while not increasing our tangible common equity.

The calculations of these non-GAAP financial measures are as follows:

	Three Months Ended					Six Months Ended
	2026		2025			2026	2025
(Dollars in thousands, except share and per share data)	June 30	March 31	December 31	September 30	June 30	June 30	June 30

Tangible Common Equity:
Total shareholders' equity	$670,773	$650,530	$531,027	$513,830	$496,115	$670,773	$496,115
Less: Preferred stock including additional paid in capital	66,160	66,160	66,160	66,160	66,160	66,160	66,160
Total common equity	604,613	584,370	464,867	447,670	429,955	604,613	429,955
Less: Goodwill and core deposit intangibles, net	54,160	54,883	18,680	18,720	18,761	54,160	18,761
Tangible common equity	$550,453	$529,487	$446,187	$428,950	$411,194	$550,453	$411,194

Common shares outstanding at end of period	16,639,127	16,562,268	13,891,055	13,879,099	13,851,581	16,639,127	13,851,581

Book Value Per Common Share	$36.34	$35.28	$33.47	$32.25	$31.04	$36.34	$31.04
Tangible Book Value Per Common Share	$33.08	$31.97	$32.12	$30.91	$29.69	$33.08	$29.69

Tangible Assets:
Total assets	$6,735,501	$6,582,073	$5,340,759	$5,061,808	$4,943,771	$6,735,501	$4,943,771
Adjustments: Goodwill and core deposit intangibles, net	54,160	54,883	18,680	18,720	18,761	54,160	18,761
Tangible assets	$6,681,341	$6,527,190	$5,322,079	$5,043,088	$4,925,010	$6,681,341	$4,925,010

Total Common Equity to Total Assets	8.98%	8.88%	8.70%	8.84%	8.70%	8.98%	8.70%
Tangible Common Equity to Tangible Assets	8.24%	8.11%	8.38%	8.51%	8.35%	8.24%	8.35%

Average Tangible Common Equity:
Average shareholders' equity	$663,847	$612,170	$525,759	$508,034	$490,741	$638,145	$481,443
Less: Average preferred stock including additional paid in capital	66,160	66,160	66,160	66,160	66,160	66,160	66,160
Average common equity	597,687	546,010	459,599	441,874	424,581	571,985	415,283
Less: Average goodwill and core deposit intangibles, net	54,580	42,115	18,705	18,746	18,784	48,382	18,805
Average tangible common equity	$543,107	$503,895	$440,894	$423,128	$405,797	$523,603	$396,478

Net Income	$21,987	$16,368	$17,898	$18,057	$16,747	$38,355	$30,336
Less: Dividends declared on preferred stock	1,184	1,171	1,197	1,197	1,185	2,355	2,356
Net Income Available to Common Shareholders	$20,803	$15,197	$16,701	$16,860	$15,562	$36,000	$27,980

Return on Average Common Equity(A)	13.96%	11.29%	14.42%	15.14%	14.70%	12.69%	13.59%
Return on Average Tangible Common Equity(A)	15.36%	12.23%	15.03%	15.81%	15.38%	13.86%	14.23%

___________

(A) Interim periods annualized.